DRAFT DATED OCTOBER 26, 2005
EXHIBIT T3C

UAL CORPORATION,
as Issuer,
and
UNITED AIR LINES, INC.,
as Guarantor
to
THE BANK OF NEW YORK,
as Trustee
INDENTURE
Dated as of                     , 2006
Providing for Issuance of
6% Senior Notes due 2031
8% Contingent Senior Notes

Reconciliation and tie between Indenture, dated as of                      ___, 2006, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section		Indenture Section

310	(a)(1)	6.10; 6.11; 6.12
	(a)(2)	6.12
	(a)(3)	TIA
	(a)(4)	Not applicable
	(a)(5)	TIA
	(b)	4.6; 6.4; 6.10; 6.12; TIA

311	(a)	6.4; 6.16; TIA
	(b)	TIA
	(c)	Not applicable

312	(a)	6.8
	(b)	1.16; TIA
	(c)	1.16; TIA

313	(a)	6.3; 6.7; TIA
	(b)	6.3; 6.7; TIA
	(c)	6.3; 6.7; TIA
	(d)	6.3; 6.7; TIA

314	(a)	9.5; 9.7; TIA
	(b)	Not Applicable
	(c)(1)	1.2; 4.1; 4.6; 5.7; 7.1; 9.5
	(c)(2)	1.2; 4.1; 4.6; 7.1; 9.5
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	9.8; TIA
	(f)	TIA

315	(a)	6.1; 6.3; TIA
	(b)	6.2
	(c)	TIA
	(d)(1)	TIA
	(d)(2)	6.1; TIA
	(d)(3)	6.1; TIA
	(e)	6.10; TIA

316	(a) (last sentence)	1.1
	(a)(1)(A)	5.2; 5.8
	(a)(1)(B)	5.7
	(b)	5.9; 5.10
	(c)	1.4; TIA

i

Trust Indenture Act of 1939 Section		Indenture Section
317	(a)(1)	5.3; 6.3
	(a)(2)	5.4; 6.3
	(b)	6.3; 9.3

318	(a)	1.11
	(b)	TIA
	(c)	1.11; TIA

     This reconciliation and tie Section does not constitute part of the Indenture.
 ii

i

ii

Exhibits

Exhibit A	Form of 6% Senior Note
Exhibit B	Form of 8% Contingent Note
Exhibit C	Form of Notation of Guarantee
 iii

          INDENTURE, dated as of                     , 2006, among UAL CORPORATION, a Delaware corporation (the “Company”), UNITED AIR LINES, INC., a Delaware corporation (the “Guarantor”) and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).
Recitals
          On December 9, 2002, the Company and certain of its directly and indirectly wholly owned subsidiaries filed a voluntary petition under Chapter 11 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”).
          The Company and certain of its directly and indirectly wholly owned subsidiaries filed a Joint Plan of Reorganization (the “Plan”) which was approved by the Bankruptcy Court on                     .
          Pursuant to the Plan, the Company is required to issue the 6% Senior Notes (as defined herein), and may be required to issue the 8% Contingent Notes (as defined herein), in each case to the Pension Benefit Guaranty Corporation (“PBGC”).
          The Company has duly authorized the issuance of (i) the 6% Senior Notes and (ii) the 8% Contingent Notes (together, the “Notes”), and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.
          All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
          For and in consideration of the premises and the acquisition of the Notes by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Notes:
ARTICLE 1
Definitions and Other Provisions
of General Application
          Section 1.1. Definitions. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, and not otherwise defined herein have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          “6% Senior Notes” means $500,000,000 in aggregate original principal amount of 6% Senior Notes due 2031 of the Company issued on the date hereof, as well as (i) any Notes issued in exchange therefor or upon transfer thereof and (ii) any increase in the principal amount thereof pursuant to paragraph 1 of such Notes. All such Notes shall be considered one series.
          “8% Contingent Notes” means up to $500,000,000 in aggregate original principal amount of 8% Contingent Senior Notes of the Company, if any, issued pursuant to this Indenture, as well as any Notes issued in exchange therefor or upon transfer thereof. All such Notes shall be considered one series.
          “Affiliate” of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Paying Agent or Registrar.
          “Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 6.14.
          “Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.
          “Board” or “Board of Directors” means the Board of Directors of the Company, the Executive Committee thereof or any other duly authorized committee thereof.
          “Board Resolution” means a copy of a resolution of the Board of Directors, certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day”, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the District of Columbia or U.S. governmental agencies are authorized or obligated by law or executive order to remain closed.
          “Change in Ownership” means any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule

13d-5(b)(1) under the Securities Exchange Act, becomes the “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act, directly or indirectly, through a purchase, merger or other acquisition transaction, of the voting power to elect a majority of the Board, other than an acquisition by the Company, any of its subsidiaries or any of its subsidiaries’ or the Company’s employee benefit plans.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company.
          “Company” means the Person named as the Company in the first paragraph of this Indenture until one or more successor Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor(s).
          “Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Senior Vice President, signing alone, by any Vice President signing together with the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company, or, with respect to Section 3.3, Section 3.4, Section 3.5 and Section 6.1, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.
          “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at                     .
          “Corporation” includes corporations, associations, companies and business trusts.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default.
          “Depositary”, when used with respect to the Notes issuable or issued in whole or in part in global form, means the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.
          “Dollar” means the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

          “Employee Notes” means the Company’s ___% Senior Convertible Notes due 2021 to be issued pursuant to the Plan as follows: (a) $550,000,000 to a trust or other entity designated by the Air Line Pilots Association, International; (b) $24,000 to a trust or other entity designated by the Transport Workers Union of America, AFL-CIO; (c) $400,000 to a trust or other entity designated by the Professional Airline Flight Control Association; (d) $40,000,000 to a trust or other entity designated by the Aircraft Mechanics Fraternal Association; (e) $60,000,000 to a trust or other entity designated by the International Association of Mechanics and Aerospace Workers; and (f) $56,000,000 to a trust or other entity for the benefit of United States based salaried and management employees of the Company and certain of its Subsidiaries.
          “Existing Credit Facility” means the Credit Agreement, dated as of                     , among                     , as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
          “Fundamental Change” means (a) any sale, conveyance, transfer or disposition of more than 50% of the property or assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of related transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Company is a party, except for (x) a merger which is effected solely to change the state of incorporation of the Company or (y) a merger in which the Company is the surviving Person, the terms of the Notes are not changed or altered in any respect, the Notes are not exchanged for cash, securities or other property or assets and, after giving effect to such merger, the holders of the capital stock of the Company as of the date of this Indenture shall continue to own the outstanding capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board.
          “Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.
          “Guarantor” means United Air Lines, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company, and its successors and assigns.
          “Holder” means a Person in whose name a Note is registered on the Register.

          “Indenture” means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of particular series of Notes established as contemplated by Section 2.1 and Section 3.1.
          “Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.
          “LTM EBITDAR” means, as of any date of measurement, the earnings before interest, income taxes, depreciation, amortization and aircraft rents of the Company and its Subsidiaries on a consolidated basis for the twelve months ending on such date, determined in accordance with generally accepted accounting principles on a basis consistently applied.
          “Market Value” of the Common Stock means, as of any date of determination:
          (a) If the principal market for the Common Stock is a national securities exchange in the United States, the Market Value shall be average of the last sale price of the Common Stock on such exchange for the 20 consecutive trading days immediately prior to the date of determination, all as quoted by such exchange.
          (b) If the principal market for the Common Stock is the over-the-counter market, and the Common Stock is quoted on The NASDAQ Stock Market (“NASDAQ”), the Market Value shall be the average of the last sale price of the Common Stock on NASDAQ for the 20 consecutive trading days immediately prior to the date of determination, or, if the Common Stock is an issue for which the last sale price is not quoted on NASDAQ, the average of the last bid price for the 20 consecutive trading days immediately prior to the date of determination. If the relevant quotation did not exist at such close of trading, then the Market Value shall be the relevant quotation on the next preceding Business Day on which there was such a quotation.
          (c) If the principal market for the Common Stock is the over-the-counter market, and the Common Stock is not quoted on NASDAQ, the Market Value shall be determined in accordance with market practice for the Common Stock, based on the average of the price for such Common Stock for the 20 consecutive trading days immediately prior to the date of determination, obtained from a generally recognized source agreed to by the Company and the Trustee or the average of the closing bid quotation for the 20 consecutive trading days immediately prior to the date of determination, obtained from such a source. If the relevant quotation did not exist at such close of trading, then the Market Value shall be the relevant quotation on the next preceding Business Day on which there was such a quotation.
          “Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
          “Note” or “Notes” has the meaning stated in the fourth recital of this Indenture and more particularly means any Note or Notes of the Company issued, authenticated and delivered under this Indenture.

          “Note Guarantee” means the guarantee by the Guarantor as set forth in Section 11.1, as evidenced by the Form of Notation of Guarantee annexed hereto as Exhibit C, to be attached to each Note.
          “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Corporate Secretary, or any Assistant Treasurer or any Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Senior Vice President signing alone or by any Vice President signing together with the Corporate Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and delivered to the Trustee.
          “O’Hare Notes” means $149,646,114 aggregate principal amount of the Company’s ___% Senior Convertible Notes due ___to be issued pursuant to the Plan to certain Persons (or certain holders for whom such Persons act as trustee) that are party to that certain Settlement Agreement, dated as of December 17, 2004, with the Guarantor attached to that certain order dated February 15, 2005 entered by the Bankruptcy Court, relating to the resolution of disputes between the Guarantor and such other parties arising out of bonds issued in respect of the Guarantor’s facilities at Chicago O’Hare International Airport.
          “Opinion of Counsel” means a written opinion of legal counsel, who may be (a) the most senior attorney serving in the capacity of legal counsel employed by the Company, (b) Kirkland & Ellis LLP or (c) other counsel designated by the Company and who shall be acceptable to the Trustee.
          “Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(i)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Notes, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made;

(iii)	Notes, except to the extent provided in Section 4.4 and Section 4.5, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 4; and

(iv)	Notes which have been surrendered pursuant to Section 3.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Person reasonably believed by the Trustee to be a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act, Notes owned by the Company, the Guarantor or any other obligor upon the Notes or any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned as a result of written notice being provided to that effect by the Company, by any such other obligor upon the Notes or any such Affiliate of the Company, as the case may be, to the Trustee shall be so disregarded.
          “Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.
          “PBGC Preferred Stock” means the Company’s 2% Convertible Preferred Stock, par value $100 per share, issued by the Company to or for the benefit of PBGC pursuant to the Plan.
          “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.
          “Place of Payment”, when used with respect to Notes of or within any series, means the place or places where, subject to the provisions of Section 9.2, the principal of, premium, if any, and interest on such Notes are payable as specified in such Notes.
          “Predecessor Security” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen security.
          “Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Note to be redeemed, in whole or in part, means the price at which such Note or part thereof is to be redeemed pursuant to this Indenture.
          “Register” has the meaning set forth in Section 3.5.
          “Registrar” has the meaning set forth in Section 3.5.

          “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes of any series means the date specified on the face of such Note.
          “Responsible Officer”, when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Indenture, including the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any senior vice president, any vice president, any assistant vice president, the secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer, the controller, any assistant controller, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, respectively, and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
          “Special Record Date” for the payment of any Defaulted Interest on the Notes of any series means a date fixed by the Trustee pursuant to Section 3.7.
          “Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon means the date specified in such Note as the original date on which the principal of such Note or such installment of principal or interest is due and payable. The Stated Maturity of the principal amount of the 6% Senior Notes shall be                      ___, 2031. The Stated Maturity of the principal amount of any 8% Contingent Notes shall be the fifteenth anniversary of the Trigger Date with respect to which such Note was subsequently issued.
          “Subsidiary” means (i) any corporation of which the Company at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), (ii) a partnership in which the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which the Company, directly or indirectly, at the date of determination has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
          “Trigger Date” means each June 30 or December 31, beginning December 31, 2009, on which LTM EBITDAR, determined as of any such date, exceeds $3,500,000,000.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 8.3.
          “Trustee” means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee and if, at any time, there is more than one Trustee, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

          “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
     (b) The following terms shall have the meanings specified in the Sections referred to opposite such term below:

Term	Section

“Act”	Section 1.4(a)
“Defaulted Interest”	Section 3.7(b)
“DTC”	Section 2.4
“Event of Default”	Section 5.1
“Securities Exchange Act”	Section 1.1(a)
     (c) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference and is made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Note Guarantee means the Company and the Guarantor, respectively, and any successor obligor upon the Notes and the Note Guarantee, respectively.
          Section 1.2. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under Section 314(c) of the Trust Indenture Act, each such certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and each such opinion stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of Section 314(c) of the Trust Indenture Act and any other requirements set forth in this Indenture.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          Section 1.3. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          Section 1.4. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee in accordance with the provisions of this Indenture and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by references to the Register or in any other reasonable manner which the Trustee deems sufficient.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note or other security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to an Officers’ Certificate delivered to the Trustee, fix in advance a record date (which shall not be more than 60 days prior to the date of such solicitation) for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act in the circumstances permitted by the Trust Indenture Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of clause (a) of this Section 1.4 not later than six months after the record date. If not set by the Company prior to the first solicitation of a Holder of Notes of such series made by any Person (other than the Company) in respect of any such Act, or, in the case of any such vote, prior to such vote, the record date for any such Act or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.8) prior to such first solicitation or vote, as the case may be. With regard to any record date for an Act to be taken by the Holders of one or more series of Notes, only the Holders of Notes of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
          Section 1.5. Notices, etc., to Trustee, Company, and Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder, by the Company or by the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration,
     (2) the Company by the Trustee, by the Guarantor or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company, or
     (3) the Guarantor by the Trustee, by the Company or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at United Air Lines, Inc.,                     , Attention:                     , or at any other address previously furnished in writing to the Trustee by the Guarantor.
          Section 1.6. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
          In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Notes given as provided herein. In any case where notice is given to Holders by publication, neither the failure to publish such notice, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Notes given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.
          If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. If it is impossible or, in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Section 1.7. Headings and Table of Contents. The Article and Section headings herein, the cross-reference sheet and the Table of Contents are for convenience only and are not intended to be considered a part hereof and shall not affect the construction hereof.
          Section 1.8. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not. PBGC may not assign or otherwise transfer in any manner its right to receive any 8% Contingent Note prior to the issuance of any such Note.
          Section 1.9. Separability. In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 1.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 1.11. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, then such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
          Section 1.12. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any principal of any Note shall not be a Business Day, then payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.
          Section 1.13. Trustee to Establish Record Dates. The Trustee shall fix a record date for the purpose of determining the Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that the record date for any such action solicited by the Company shall be governed by Section 1.4(e). If such a record date is fixed, the Holders on such record date and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

          Section 1.14. Notes Relative to Other Notes. The 6% Senior Notes shall be senior and prior in right of payment to the Employee Notes and the 8% Contingent Notes and pari passu in right of payment with the O’Hare Notes. The 8% Contingent Notes shall be junior in right of payment to the 6% Senior Notes and the O’Hare Notes and pari passu in right of payment to the Employee Notes. Except as otherwise provided above, the Notes shall be pari passu in right of payment with all current and future senior unsecured debt of the Company or the Guarantor and senior in right of payment to all current and future subordinated debt of the Company. The Notes shall be junior in right of payment to the Existing Credit Facility, and any other secured indebtedness.
          Section 1.15. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, this Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          Section 1.16. Communication by Holders with Other Holders. Holders of Notes may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.
ARTICLE 2
Security Forms
          Section 2.1. Forms Generally. The 6% Senior Notes shall be substantially in the form of Exhibit A hereto and the 8% Contingent Notes shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of its issuance and shall show the date of its authentication.
          If temporary Notes of any series are issued as permitted by Section 3.4, the temporary Notes shall be substantially in the form of the definitive Notes, but may have variations that the Company considers appropriate for temporary Notes.
          The Notes are issuable in global form pursuant to Section 2.3. Otherwise, pursuant to Section 3.5, the Notes may be issued in the form of certificated Notes in registered form substantially in the form set forth in Exhibit A with respect to the 6% Senior Notes and substantially in the form of Exhibit B with respect to the 8% Contingent Notes.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The permanent Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.
          Section 2.2. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:
          This is one of the Notes of a series issued under the within-mentioned Indenture.

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By:

Authorized Signatory
          Section 2.3. Notes in Global Form. The Notes are issuable in temporary or permanent global form substantially in the form of Exhibit A with respect to the 6% Senior Notes or substantially in the form of Exhibit B with respect to 8% Contingent Notes. Notwithstanding the provisions of Section 3.2, any Note issued in global form shall represent such of the Outstanding Notes of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or redemptions of such Notes. Any endorsement of a Note in global form to reflect the amount of or any increase or decrease in the amount of Outstanding Notes represented thereby, shall be made by the Trustee.
          The provisions of the last paragraph of Section 3.3 shall apply to any Note in global form if such Note was never issued and sold by the Company and the Company delivers to the Trustee the Note in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last paragraph of Section 3.3.
          Section 2.4. Global Note Legend. The following legend shall appear on the face of all global Notes issued under this Indenture:
          “UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK (“DTC”), CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
          Notwithstanding the provisions of Section 2.1 and Section 3.7, payment of principal of, premium, if any, and interest on any Note in permanent global form shall be made to the Person or Persons specified therein.
ARTICLE 3
The Securities
          Section 3.1. Aggregate Amounts; Issuance.
     (a) (i) The aggregate principal amount of 6% Senior Notes which may be authenticated and delivered under this Indenture is $500,000,000, subject to increase as provided in paragraph 1 of the 6% Senior Notes. The entire aggregate amount of $500,000,000 of the 6% Senior Notes will be issued to the PBGC on the date of this Indenture.
               (ii) The aggregate principal amount of 8% Contingent Notes which may be authenticated and delivered under this Indenture is $500,000,000. The 8% Contingent Notes may be issued to the PBGC in up to eight tranches of $62,500,000 per tranche. Subject to Section 3.1(b), such a tranche of 8% Contingent Notes shall be issued with respect to each Trigger Date no later than 45 days following the end of any fiscal year (starting with the fiscal year ending December 31, 2009 and ending with the fiscal year ending December 31, 2017) in which such Trigger Date occurs (each such date, an “Issuance Date”). Promptly upon the occurrence of a Trigger Date, the Company shall notify the Trustee in writing of such occurrence and of the corresponding Issuance Date. Notwithstanding the foregoing, no more than two tranches of 8% Contingent Notes consisting of $62,500,000 each may be issued upon any Issuance Date.
     (b) Notwithstanding paragraph (a)(ii) above, if the issuance of a full tranche of additional 8% Contingent Notes would cause a Default under documentation relating to any securities of the Company existing as of the relevant Issuance Date with respect to such tranche, then on such Issuance Date the Company may issue to or for the benefit of PBGC freely tradeable Common Stock having a Market Value as of the close of business on the Business Day immediately preceding such Issuance Date of $62,500,000 in lieu of the tranche of 8% Contingent Notes that otherwise would be issued. However, the Company shall not agree to provisions in the documentation of any securities existing at the time that explicitly prohibit or are intended effectively to prohibit the issuance of 8% Contingent Notes.

     (c) If the Notes are issued in whole or in part in temporary or permanent global form, the Company shall notify the Trustee and each of the Holders of the initial Depositary for such Notes.
     (d) All Notes of any one series shall be substantially identical except as to denomination, rate of interest, Stated Maturity (in the case of the 8% Contingent Notes) and the date from which interest, if any, shall accrue. All Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Notes of such series in accordance with the terms of this Indenture.
          Section 3.2. Denominations. Any Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
          Section 3.3. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by the Chairman, President or Chief Executive Officer under its corporate seal reproduced thereon and attested to by the Secretary or any Assistant Secretary of the Company. The signatures of such Officers on the Notes may be manual or facsimile. The Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication, and make available for delivery such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.
          If the Notes of a series are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Notes in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes of such series to be represented by such Note in global form, (ii) shall be registered in the name of the Depositary for such Note or Notes in global form or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction.
          Each Depositary designated by the Company for a Note in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary shall enter into an agreement with the Trustee governing the respective duties and rights of such Depositary and the Trustee with regard to Notes issued in global form.

          No Note shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized signatories of the Trustee or an Authenticating Agent. Such signature upon any Note shall be conclusive evidence and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.
          Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.
          Section 3.4. Temporary Notes. Pending the preparation of definitive Notes of any series, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes. In the case of Notes of any series, such temporary Notes may be in global form.
          Except in the case of temporary Notes in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Notes of any series are issued, the Company will cause permanent Notes of such series to be prepared without unreasonable delay. After preparation of such permanent Notes of such series, the temporary Notes of such series shall be exchangeable for such permanent Notes of such series of like tenor upon surrender of the temporary Notes of such series at the office or agency of the Company pursuant to Section 9.2 in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of permanent Notes of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Notes of such series.
          Section 3.5. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at one of its offices or agencies to be maintained in accordance with Section 9.2 in a Place of Payment a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Trustee is hereby appointed as the initial “Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.
          Upon surrender for registration of transfer of any Note of any series at the office or agency maintained pursuant to Section 9.2 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
          At the option of the Holder, Notes of any series (except a Note in global form) may be exchanged for other Notes of the same series, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
          Notwithstanding any other provision (other than the provisions set forth in the sixth and seventh paragraphs of this Section) of this Section, unless and until it is exchanged in whole or in part for Notes in certificated form, a Note in global form representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
          If at any time the Depositary for the Notes of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Notes of such series or if at any time the Depositary for the Notes of such series shall no longer be eligible under Section 3.3, the Company shall appoint a successor Depositary with respect to the Notes of such series. If a successor Depositary for the Notes of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Notes of such series of like tenor, shall authenticate and deliver Notes of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Note or Notes of such series of like tenor in global form in exchange for such Note or Notes in global form.
          The Company may at any time in its sole discretion determine that Notes of a series issued in global form shall no longer be represented by such Notes in global form. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Note or Notes of such series of like tenor, shall authenticate and deliver, Notes of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Note or Notes of such series of like tenor in global form in exchange for such Note or Notes in global form.
          The Depositary may surrender a Note in global form in exchange in whole or in part for Notes of such series in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,
          (i) to each Person specified by such Depositary a new certificated Note or Notes of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Note in global form; and

          (ii) to such Depositary a new Note in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Note in global form and the aggregate principal amount of certificated Notes delivered to Holders thereof.
          Upon the exchange of a Note in global form for Notes in certificated form, such Note in global form shall be cancelled by the Trustee. Notes in certificated form issued in exchange for a Note in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.
          Whenever any Notes are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
          All Notes issued upon any registration of transfer or upon any exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to those of the Company, the Registrar and the Trustee requiring such written instrument of transfer duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.
          No service charge shall be made to a Holder for any registration of transfer or for any exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Notes, other than exchanges pursuant to Section 3.4 or Section 10.6 not involving any transfer.
          The Company shall not be required (i) to issue, register the transfer of, or exchange any Notes for a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption under Section 10.3 and ending at the close of business on the day of such mailing; or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          Section 3.6. Replacement Notes. If a mutilated Note is surrendered to the Trustee, together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver a replacement Note of the same series, principal amount and Stated Maturity, if the Trustee’s requirements are met.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Note, a replacement Note of the same series, principal amount and Stated Maturity containing identical terms and provisions and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          Section 3.7. Payment of Interest; Interest Rights Preserved.
     (a) Interest, if any, on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 9.2; provided, however, that, at the option of the Company, interest on any series of Notes may be paid (i) by check (or, in the case of the 6% Senior Notes, on any Interest Payment Date on or prior to December 31, 2011, by Common Stock having a Market Value as of the close of business on the Business Day immediately preceding the relevant Interest Payment Date equal to the amount of interest not paid by check or wire transfer or by additional 6% Senior Notes in aggregate principal amount equal to the amount of interest not paid by check or wire transfer, in each case in accordance with the terms of this Indenture and the 6% Senior Notes) mailed to the address of the Person entitled thereto as it shall appear on the Register of Holders of Notes of such series or (ii) in cash, by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of Notes of such series.

     (b) Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for in accordance with Section 3.7(a) on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not fewer than 10 days prior to the date of the proposed payment and not fewer than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes of such series at its address as it appears in the Register, not fewer than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Securities) are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.
     (c) Subject to the foregoing provisions of this Section 3.7 and Section 3.5, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

          Section 3.8. Persons Deemed Owners. Prior to due presentment of any Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form, or for maintaining supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Note in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Note in global form or impair, as between such Depositary and owners of beneficial interests in such Note in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Note in global form.
          Section 3.9. Cancellation. All Notes surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, upon receipt, shall be promptly cancelled by it. The Company at any time may deliver Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or any other Person for delivery to the Trustee, on its behalf) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order at the sole expense of the Company.
          Section 3.10. Computation of Interest. Interest on any Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          Section 3.11. CUSIP Numbers. The Company in issuing the Notes may use such “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers (in addition to the other identification numbers printed on the Notes) in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 4
Satisfaction, Discharge and Defeasance
          Section 4.1. Termination of Company’s Obligations Under the Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to Notes of any series (except as to any surviving rights of registration of transfer or exchange of such Notes as herein expressly provided for) and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes (the Company, however, hereby agreeing to reimburse the Trustee for any costs and expenses thereafter incurred by the Trustee in connection with this Indenture or the Notes) when
     (1) either
     (A) all such Notes previously authenticated and delivered (other than (i) such Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) such Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or
     (B) all Notes of such series not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
and the Company, in the case of (i), (ii) or (iii) above, has deposited irrevocably or caused to be deposited irrevocably with the Trustee as trust funds in trust, which shall be immediately due and payable, for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under Section 6.9, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations under Sections 3.3, 3.5, 3.6, 3.10, and 4.2, the last paragraph of Section 9.3 and Article 5 as it relates to the above-mentioned Sections and Articles shall survive until the Notes have been indefeasibly paid in full; provided, however, that the Company shall reimburse the Trustee for any costs and expenses incurred by the Trustee in connection with effectuating the provisions of Sections 4.2 and 9.3.
          Section 4.2. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.
          Section 4.3. Company’s Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by Board Resolution, at any time, with respect to the Notes of any series and the Note Guarantee related to such Notes, elect to have Section 4.4 (if applicable) or Section 4.5 (if applicable) be applied to such Outstanding Notes of such series and the Note Guarantee related to such Notes upon compliance with the conditions set forth below in this Article 4.
          Section 4.4. Defeasance and Discharge. Upon the Company’s exercise of the option specified in Section 4.3 applicable to this Section with respect to the Notes of a series, the Company and the Guarantor shall be deemed to have been discharged from their obligations with respect to such Notes of such series and the Note Guarantee related to such Notes on and after the date the conditions set forth in Section 4.6 are satisfied (hereinafter “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and the Note Guarantee related to such Notes which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.7 and the other Sections of this Indenture referred to in clause (ii) of this Section, and to have satisfied all its other obligations under such Notes, such Note Guarantee and this Indenture insofar as such Notes and such Note Guarantee are concerned (and the Trustee, at the cost and expense of the Company, shall on Company Order execute proper instruments acknowledging the same), except the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes of such series to receive, solely from the trust funds described in Section 4.6(a) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due; (ii) the Company’s obligations with respect to such Notes under Section 3.4, Section 3.5, Section 3.6, Section 9.2 and Section 9.3 and such obligations as shall be ancillary thereto; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (iv) this Article 4. Subject to compliance with this Article 4, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 4.5 with respect to such Notes and the Note Guarantee related to such Notes. Following a defeasance, payment of such Notes may not be accelerated because of an Event of Default.
          Section 4.5. Covenant Defeasance. Upon the Company’s exercise of the option specified in Section 4.3 applicable to this Section with respect to any Notes of a series, the Company shall be released from its obligations under Section 7.1 and Section 9.5 with respect to such Notes and the Note Guarantee related to such Notes on and after the date the conditions set forth in Section 4.6 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 7.1 and Section 9.5 but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes and the Note Guarantee related to such Notes shall be unaffected thereby.
          Section 4.6. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 4.4 or Section 4.5 to any Notes of a series:
     (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee satisfying the requirements of Section 6.11 who shall agree to comply with, and shall be entitled to the benefits of, the provisions of Section 4.3 through 4.8 inclusive and the last paragraph of Section 9.3 applicable to the Trustee, for purposes of such Sections also a “Trustee”) as trust funds in trust for the purpose of making the payments referred to below, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, with instructions to the Trustee as to the application thereof, (A) cash in United States dollars in an amount or (B) non-callable Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars in an amount or (C) a combination of cash in United States dollars and non-callable Government Obligations in an amount, sufficient, in each case, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest, if any, on such Notes on the Maturity of such principal or installment of principal or interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Notes. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date or dates in accordance with Article 10 which shall be given effect in applying the foregoing.
     (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or result in a breach or violation of, or constitute a Default under, any other material agreement or instrument to which the Company is a party or by which it is bound.
     (c) In the case of an election under Section 4.4, the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case in form and substance reasonably satisfactory to the Trustee, stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.
     (d) In the case of an election under Section 4.5, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (e) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent to the defeasance under Section 4.4 or the covenant defeasance under Section 4.5 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s option under Section 4.4 or Section 4.5 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (ii) all necessary registrations under said act have been effected.
     (f) The Company shall have delivered to the Trustee an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that it has been informed by the relevant securities exchange(s) that the Notes, if then listed on any such securities exchange, will not be delisted as a result of such deposit.
     (g) No Default or Event of Default with respect to the Notes of any series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as Section 5.1(5) and Section 5.1(6) are concerned, at any time during the period ending on the 121st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this condition shall not be deemed satisfied until the expiration of such period).
     (h) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Notes of such series to have a conflicting interest as defined in Section 6.12 or for purposes of Section 310(b) of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.
          Section 4.7. Deposited Money and Government Obligations to Be Held in Trust. Subject to the provisions of the last paragraph of Section 9.3, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.6 in respect of any Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall indemnify the Trustee against any tax, fee or other charge, cost or expense imposed on or assessed against the money or non-callable Government Obligations deposited pursuant to Section 4.7 or the principal and interest received in respect thereof.
          Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 4.7 which, in the opinion of a nationally recognized firm of independent public accountants satisfactory to the Trustee (including, without limitation, compliance with any applicable FASB or Commission pronouncements, rules and regulations and computations set forth therein) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
          Section 4.8. Reinstatement. If the Trustee or the Paying Agent is unable to apply any United States dollars or non-callable Government Obligations in accordance with Section 4.4 or Section 4.5 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 4 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.4 or Section 4.5; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 5
Defaults and Remedies
          Section 5.1. Events of Default. An “Event of Default” occurs with respect to the Notes of any series if (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) the Company or the Guarantor, defaults in the payment of interest on any Note of that series when the same becomes due and payable and such Default continues for a period of 30 days;
     (2) the Company defaults in the payment of the principal of or any premium on any Note of that series when the same becomes due and payable at its Maturity or on redemption or otherwise, when and as due by the terms of the Notes of that series, and in each case such Default continues for a period of ten days;
     (3) the Company fails to provide notice of a Change in Ownership or a Fundamental Change pursuant to Section 10.8 to the Trustee and each Holder, if so required by Section 10.8 and such Default continues for a period of 30 days;
     (4) the Company or the Guarantor defaults in the performance of, or breaches, any covenant or warranty of the Company or the Guarantor in this Indenture with respect to any Note of that series or Note Guarantee related to such Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and such default or breach continues for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (5) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;
     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days; or
     (7) the Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor or the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% in the aggregate principal amount at maturity of the Notes Outstanding.
          Section 5.2. Acceleration; Rescission and Annulment. If an Event of Default with respect to the Notes of any series at the time Outstanding occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all of the outstanding Notes of that series, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of all the Notes of that series to be due and payable and upon any such declaration such principal shall be immediately due and payable.
          At any time after such a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in aggregate principal amount of the outstanding Notes of that series, by written notice to the Trustee, may rescind and annul such declaration and its consequences if all existing Defaults and Events of Default with respect to Notes of that series, other than the non-payment of the principal of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.7. No such rescission shall affect any subsequent default or impair any right consequent thereon.
          Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if
     (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Notes at the Maturity thereof or on redemption or otherwise, when and as due by the terms of that Note, and such default continues for a period of 10 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest with interest on any overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed therefor in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Notes, wherever situated.

          If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          Section 5.4. Trustee May File Proofs of Claim. In case of any judicial proceeding directly involving the Company (or any other obligor upon the Notes), its property or its creditors acting as such, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under Section 317(a)(2) of the Trust Indenture Act or otherwise in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.9.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 5.5. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
          Section 5.6. Delay or Omission Not Waiver. No delay or omission by the Trustee or any Holder of any Notes to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          Section 5.7. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of Outstanding Notes of any series by notice to the Trustee may waive on behalf of the

Holders of all Notes of such series a past Default or Event of Default with respect to that series and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note of such series or (ii) in respect of a covenant or provision hereof which pursuant to Section 8.2 cannot be amended or modified without the consent of the Holder of each Outstanding Note of such series adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attach copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.
          Section 5.8. Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Notes of each series affected (with each such series voting as a class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Notes of that series; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) is (in the Trustee’s reasonable judgment) prejudicial to the rights of another Holder or the Trustee or (iii) in the Trustee’s reasonable judgment, may involve the Trustee in personal liability (unless the Trustee is offered indemnity, reasonably satisfactory to it, against the costs, expenses and liabilities the Trustee may incur to comply with such request or demand). Notwithstanding the foregoing, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction.
          Section 5.9. Limitation on Suits by Holders. No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a Custodian, or for any other remedy hereunder, unless:
     (1) the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;
     (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity and security satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in complying with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes of that series have not given to the Trustee a direction inconsistent with such written request.

          No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice, the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
          Section 5.10. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, any Holder of a Note shall have the right, which is absolute and unconditional, to receive payment of principal of, premium, if any, and, subject to Section 3.5 and Section 3.7, interest on the Note, on or after the respective Stated Maturities expressed in the Note (or, in case of redemption, on the Redemption Dates) or, subject to Section 5.9, to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 5.11. Application of Money Collected. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          First: to the Trustee for amounts due under Section 6.9;
          Second: to Holders of Notes in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Notes for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
          Third: to the Company.
          Section 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          Section 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in Section 315(e) of the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.
          Section 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impeded the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
The Trustee
          Section 6.1. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default has occurred and is continuing with respect to the Notes of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Notes of such series, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          Section 6.2. Notice of Defaults. If a Default occurs and is continuing with respect to the Notes of any series and if it is known to the Trustee, the Trustee shall, within the earlier of 90 days after it occurs or 30 days after it actually becomes known to the Trustee, transmit, to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default; provided, however, that, in the case of a Default other than a Default in any payment on the Notes of any series, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of Notes of that series; provided further that, in the case of any Default or breach of the character specified in Section 5.1(4) with respect to the Notes of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
          Section 6.3. Rights of Trustee. Subject to the provisions of Section 6.1 and Sections 313, 315 and 317 of the Trust Indenture Act:
     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note, to the Trustee for authentication and delivery pursuant to Section 3.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
     (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, rely upon an Officers’ Certificate.
     (d) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney.
     (g) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with reasonable care by it hereunder.
     (h) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
     (i) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          Section 6.4. Trustee May Hold Notes. The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate or Subsidiary with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
          Section 6.5. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
          Section 6.6. Trustee’s Disclaimer. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or for monies paid over to the Company pursuant to the Indenture.
          Section 6.7. Reports by Trustee to the Holders.
          Within 60 days after each May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Notes as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) and (d) of the Trust Indenture Act; provided that the Company will have provided prompt written notice to the Trustee that any such Notes are listed on a stock exchange within a reasonable period of time prior to the issuance of any such reports by the Trustee and at all other times the Company will reasonably promptly notify the Trustee when any Notes are listed on any stock exchange.
          Section 6.8. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes of each series. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Notes of each such series.
          Section 6.9. Compensation and Indemnity.
     (a) Other than as provided in the Fee Agreement, dated as of ___, by and among the Company, the Guarantor and the Trustee, the Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall pay or reimburse the Trustee upon request for all reasonable out-of-pocket costs or expenses or other charges, fees, fines or advances incurred or made by it in connection with the performance of its duties under this Indenture, except any such expense as may be attributable to its gross negligence or intentional or willful misconduct. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) The Company and the Guarantor shall indemnify the Trustee (including in its individual capacity, and its officers, agents, directors and employees) for, and hold it harmless against, any loss, liability or expense incurred by it without gross negligence or intentional or willful misconduct on its part arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company reasonably promptly of any claim for which it may seek indemnity. The Company or the Guarantor shall defend the claim and the Trustee shall reasonably cooperate in the defense (it being understood that the Company will promptly upon request by the Trustee reimburse the Trustee for any out-of-pocket costs or expenses incurred by the Trustee in connection with such claim). The Trustee may have separate counsel and the Company or the Guarantor shall pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any settlement made without its consent.
     (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or intentional or willful misconduct.
     (d) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
     (e) The provisions of this Section shall survive the termination of this Indenture.
          Section 6.10. Replacement of Trustee.
     (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 6.11.
     (b) The Trustee may resign at any time with respect to the Notes of any series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

     (c) The Holders of a majority in aggregate principal amount of the Outstanding Notes of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the Company’s consent (which consent shall not be unreasonably withheld or delayed).
     (d) If at any time:
     (1) the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months;
     (2) the Trustee shall cease to be eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months; or
     (3) the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a Custodian or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Notes of one or more series, the Company, by or pursuant to Board Resolution, shall promptly appoint a successor Trustee with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes has not been appointed by the Company and accepted such appointment, then a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by

Section 6.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.
          Section 6.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under Section 310 of the Trust Indenture Act.
     (e) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series in the manner provided for notices to the Holders of Notes in Section 1.6 . Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust office.
          Section 6.12. Disqualification; Eligibility.
     (a) If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provision of Section 310(b) of the Trust Indenture Act and this Indenture.
     (b) There shall at all times be a Trustee hereunder which shall be eligible pursuant to Section 310 of the Trust Indenture Act to act as Trustee and shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.
          Section 6.13. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          Section 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less that $100,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent for any series of Notes may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Notes may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be qualified and eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Notes of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.
          If an appointment with respect to one or more series is made pursuant to this Section, the Notes of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:
          This is one of the Notes of a series issued under the within-mentioned Indenture.

,

The Bank of New York, not in its individual capacity but solely in its capacity as Trustee

By:

as Authenticating Agent

By:

Authorized Officer
          Section 6.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than fifteen Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
          Section 6.16. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or the Guarantor or any other obligor upon the Notes), the Trustee shall comply with the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or the Guarantor or any such other obligor).
ARTICLE 7
Consolidation, Merger or Sale by the Company
          Section 7.1. Consolidation, Merger or Sale of Assets Only on Certain Terms. The Company shall not merge or consolidate with or into any other Person, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or a series of transactions unless (i) (A) in the case of a merger or consolidation, the

Company is the surviving Person or (B) in the case of a merger or consolidation where the Company is not the surviving Person and in the case of any such sale, conveyance or other disposition, the successor or acquiring corporation is a corporation organized and existing under the laws of the United States or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Notes and under this Indenture, (ii) if, as a result of such transaction, the Notes become convertible or exchangeable into common stock or securities issued by a third party and unconditionally guarantees all obligations under the Notes and this Indenture, (iii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such merger or consolidation, or such sale, conveyance, transfer or other disposition complies with and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with, this Article 7 and that all conditions precedent herein provided for or relating to such transaction have been complied with. Subject to the mandatory redemption provisions of Section 10.8, in the event of the assumption by a successor corporation of the obligations of the Company as provided in clause (i)(B) of the immediately preceding sentence, such successor corporation shall succeed to and be substituted for the Company hereunder and under the Notes and all such obligations of the Company shall terminate.
ARTICLE 8
Supplemental Indentures
          Section 8.1. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantor and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Notes or the Note Guarantee, respectively;
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;
     (3) to add any additional Events of Default with respect to all or any series of Notes;
     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Notes in global form;

     (5) to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination shall become effective only when there is no Note Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
     (6) to secure the Notes or Guarantee thereof;
     (7) to comply with the requirements of the Commission in order to effect or maintain qualification of this Indenture under the TIA;
     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or
     (9) to cure any ambiguity, correct any mistake or correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Notes of any series.
          Section 8.2. With Consent of Holders. With the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantor and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders of Notes and Note Guarantee of each such series; provided, however, that without the consent of the Holder of each Outstanding Note affected thereby, an amendment under this Section may not:
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (2) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture;

     (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2;
     (4) make any change in Section 5.7 or this Section 8.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby;
     (5) modify the ranking or priority of any Note or the Note Guarantee in respect thereof of the Company or the Guarantor, as the case may be, in any manner adverse to the Holders of the Notes;
     (6) release the Guarantor from any of its obligations under its Note Guarantee or this Indenture;
     (7) reduce the Redemption Price of any Notes;
     (8) make the Notes payable in money or securities other than as stated in the Note;
     (9) make any change to this Section 8.2;
     (10) make any change that materially adversely affects the right of a Holder to require the Company to purchase the Notes in accordance with the terms of Section 10.8; or
     (11) impair the right to institute suit for the enforcement of any payment with respect to the Notes or under the Note Guarantee of the Guarantor.
          Notwithstanding the foregoing, no amendment or modification of any of the rights or obligations of the Trustee or any of its agents under this Indenture shall be effective unless consented to by the Trustee in writing.
          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture, which has expressly been included solely for the benefit of one or more particular series of Notes or that modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.
          It is not necessary under this Section 8.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.
          Section 8.3. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 8 shall comply with the requirements of the Trust Indenture Act as then in effect.

          Section 8.4. Execution of Supplemental Indentures. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Section 8.5. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          Section 8.6. Reference in Notes to Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.
          Section 8.7. Notice. After an amendment or supplement under this Article 8 becomes effective, the Company shall notify the Trustee and the Trustee shall promptly mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.
ARTICLE 9
Covenants
          Section 9.1. Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders of each series of Notes that it will duly and punctually pay on the dates and in the manner provided in the Notes the principal of, premium, if any, and interest on the Notes of that series in accordance with the terms of the Notes of such series and this Indenture. With respect to the 6% Senior Notes, an installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money, or, in the case of an installment of interest which is due on or before December 31, 2011, additional 6% Senior Notes in an aggregate principal amount equal to the amount of the installment of interest which is due and payable on the relevant Interest Payment Date or Common Stock having a Market Value determined as of the close of business on the Business Day immediately preceding the relevant Interest Payment Date equal to the amount of the installment of interest which is due and payable on such Interest Payment Date, in each case designated for and sufficient to pay the installment (as permitted by the terms of the 6% Senior Notes). With respect to the 8% Contingent Notes, an installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.
          Section 9.2. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Notes an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Trustee shall initially serve as Paying Agent.
          Section 9.3. Money for Notes to Be Held in Trust; Unclaimed Property. If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before 12:00 noon, Chicago, Illinois time on each due date of the principal of, premium, if any, or interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes of that series deposit with the applicable Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by Section 317(b) of the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          The Company will cause each Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes of that series) in the making of any payment of principal, premium, if any, or interest on the Notes; and
     (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money or Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid or delivered to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Chicago, Illinois, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          Section 9.4. Corporate Existence. Subject to Article 7, and without limiting any of, and subject to, the Company’s obligations under Article 10, each of the Company and the Guarantor will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence; provided that nothing in this Section 9.4 shall prevent the abandonment or termination of any right or franchise of the Company or the Guarantor if the Board of Directors of the Company or of the Guarantor, as the case may be, shall determine that such abandonment or termination is in the best interests of the Company or the Guarantor, as the case may be, and does not materially adversely affect the ability of the Company or the Guarantor, as the case may be, to operate its business or to fulfill its obligations hereunder.
          Section 9.5. Reports by the Company. The Company covenants:

     (a) Whether or not required to be filed or otherwise provided by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the Commission’s rules and regulations:
                  (i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K, and all amendments thereto, if the Company were required to file such reports; and
                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K, and all amendments thereto, if the Company were required to file such reports;
     (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and
     (c) to transmit to all Holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 9.5, as may be required by rules and regulations prescribed from time to time by the Commission.
          Section 9.6. Notice of Default. The Company shall file with the Trustee written notice of occurrence of any Event of Default within 30 Business Days of its becoming aware of any such Event of Default.
          Section 9.7. Provision of Financial Statements. If the Company is not required to file with the Commission periodic reports and other information pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act, the Company shall furnish without cost to each Holder and file with the Trustee (i) within 135 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8 and 9 of Form 10-K promulgated under the Securities Exchange Act or substantially the same information required to be contained in comparable items of any successor form, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Securities Exchange Act or substantially the same information required to be contained in any successor form and (iii) promptly from the time after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in Form 8-K promulgated under the Securities Exchange Act or substantially the same information required to be contained in any successor form. The Company shall also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.
          Section 9.8. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 9.8, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
          Section 9.9. Further Instruments and Acts. Upon request of the Trustee, each of the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.
          Section 9.10. Payments for Consents. The Company shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waiver or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Redemption
          Section 10.1. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to the optional redemption provisions of Section 10.7 hereof, or the requirement that the Company offer to redeem the Notes pursuant to the mandatory redemption provisions in Section 10.8, shall be evidenced by or pursuant to a Board Resolution or an Officers’ Certificate. In the case of any optional redemption of less than all the Notes of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes of such series to be redeemed, of the clause of this Indenture pursuant to which the redemption shall occur, and the Redemption Price. In the case of any mandatory redemption, the Company shall, as soon as reasonably practicable, notify the Trustee that the Company is obligated to offer to redeem the Notes pursuant to Section 10.8.
          Section 10.2. Selection of Notes to Be Redeemed. If less than all the Notes of a series are to be redeemed pursuant to Section 10.7, the Trustee, at least 30 days but not more than 60 days prior to the Redemption Date, shall select the Notes of the series to be redeemed in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Notes of the series that are Outstanding and that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series. The Trustee shall promptly notify the Company in writing of the Notes selected by the Trustee for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
          For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
          Section 10.3. Notice of Redemption. If the Company elects to redeem any Notes pursuant to the optional redemption provisions of Section 10.7 hereof, or if the Company is required to offer to redeem the Notes pursuant to the mandatory redemption provisions of Section 10.8, notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date to the Holders of the Notes to be redeemed.
          All notices of redemption shall identify the Notes to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price and accrued interest to, but excluding, the Redemption Date;
     (3) if fewer than all the Outstanding Notes of a series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Note or Notes to be redeemed;
     (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without a charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;
     (5) the Place or Places of Payment where such Notes maturing after the Redemption Date may be surrendered for payment for the Redemption Price and accrued interest to, but excluding, the Redemption Date;
     (6) that Notes of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (7) that, on the Redemption Date, the Redemption Price and accrued interest to, but excluding, the Redemption Date will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;
     (8) the clause of this Indenture pursuant to which the redemption shall occur; and
     (9) the CUSIP Number; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
          Section 10.4. Deposit of Redemption Price. On or prior to noon, Chicago, Illinois time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of cash in immediately available funds (or shares of Common Stock if such shares are used to satisfy payment) sufficient to pay on the Redemption Date the Redemption Price of, and interest accrued to but not including the Redemption Date on, all Notes or portions thereof which are to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed.
          Section 10.5. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to but not including the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.
          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.
          Section 10.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part at any Place of Payment therefor (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or its attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Note, without service charge, a new Note or Notes of the same series, the same form and the same Stated Maturity in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal of the Note surrendered.
          Section 10.7. Optional Redemption. The Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a Redemption Price of 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to but not including the applicable Redemption Date. Any redemption pursuant to this Section 10.7 shall be made pursuant to the provisions of Section 10.1 through 10.6 hereof.
          Section 10.8. Mandatory Redemption. Upon any Change in Ownership or Fundamental Change, the Company shall offer to redeem all of the Notes that are Outstanding at a Redemption Price of 100% of the principal amount thereof plus accrued but unpaid interest thereon to but not including the applicable Redemption Date. Any offer of redemption pursuant to this Section 10.8 shall be made in accordance with Section 10.3. Within 20 days of receiving such notice of redemption, each Holder must deliver to the Company the form attached to the Notes labeled OPTION OF HOLDER TO ELECT REDEMPTION. The Company shall notify the Trustee at least 30 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of the principal amount of Notes that the Holder has elected to redeem. Any redemption pursuant to this Section 10.8 shall be made in compliance with the provisions of Sections 10.1, 10.3, 10.4 and 10.6 hereof.
ARTICLE 11
Note Guarantee
          Section 11.1. Guarantee.
     (a) Subject to this Article 11, the Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise.
          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor hereby waives filing of claims with a court in the event of insolvency or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person, and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any Custodian acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, or any such amount paid is rescinded or reduced in amount, this Note Guarantee, to the extent theretofore discharged, will continue to be effective or be reinstated, as the case may be, and be in full force and effect all as though such amount had not been paid.
     (d) The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.
     (e) The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Holders in enforcing their respective rights under any Note.
     (f) The Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets.
          Section 11.2. Limitation on Guarantor Liability. The Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Note Guarantee and this Article 11 shall be limited to the greater of (i) the amount of any value received by the Guarantor and (ii) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
          Section 11.3. Execution and Delivery of a Note Guarantee. To evidence the Note Guarantee, the Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of the Guarantor on each

Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers.
          The Guarantor hereby agrees that the Note Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.
          Section 11.4. Guarantor May Consolidate, etc., on Certain Terms. Except as otherwise provided in this Section 11.4, the Guarantor may not sell, convey, transfer or otherwise dispose of all or substantially all of its property or assets to, or consolidate with or merge with or into another Person, other than the Company, unless:
(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:
     (a) the Guarantor is the surviving Person; or
     (b) the Person acquiring the property or assets in any such sale, conveyance, transfer or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein.
          In case of any such consolidation, merger, sale, conveyance, transfer or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

          Nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company, or will prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.
          Section 11.5. Release of Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made by the Guarantor in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

          This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

UAL CORPORATION

By:

Title:

[Seal]

Attest:

[Assistant] Secretary

THE BANK OF NEW YORK, Not in its individual capacity but solely in its capacity as TRUSTEE

By:

Title:

[Seal]

Attest:

Title:

EXHIBIT A
[FORM OF NOTE]
[INSERT GLOBAL NOTE LEGEND AS SPECIFIED IN SECTION 2.4
IF APPLICABLE]
CUSIP No.: [                    ]
UAL CORPORATION
6% SENIOR NOTE DUE 2031

No. [ ]	$[ ]
     UAL CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to [___] or registered assigns, the principal sum of [___] Dollars, on [___], 2031.
     Interest Payment Dates: [June 30] and [December 31], beginning on June 30, 2006.
     Record Dates: [June 15] and [December 15].
     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

UAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication
     This is one of the 6% Senior Notes due 2031 referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK, Not in its individual
capacity but solely in its capacity as TRUSTEE

Dated: [ ]	By:
Authorized Signatory

(REVERSE OF SECURITY)
6% SENIOR NOTE DUE 2031
     (1) Interest. UAL Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note as follows: Interest will accrue on this Note at a rate of 6% per annum from the most recent date on which interest has been paid or, if no interest has been paid, from [Effective Date] and shall be payable in cash (except as provided below) semi-annually in arrears on each Interest Payment Date, commencing June 30, 2006; provided, that the Company may elect on any Interest Payment Date on or prior to December 31, 2011 either to (i) [cause interest to accrete as additional principal at a rate of 6% per year / pay such interest in additional Notes having an aggregate principal amount equal to the amount of the installment of interest which is due on such Interest Payment Date] or (ii) pay such interest in Common Stock having a Market Value as of the close of business on the Business Day immediately preceding such Interest Payment Date equal to the amount of the installment of interest which is due on such Interest Payment Date; such shares of Common Stock shall be freely transferable by the Holders thereof, subject to any transfer restrictions contained in the Company’s Restated Certificate of Incorporation. The Company shall notify the Trustee and the Holders within five days prior to an Interest Payment Date if the Company shall elect either to pay such interest by additional Notes or Common Stock on such Interest Payment Date and, in the case of payment in Common Stock, the Company shall certify to the Trustee on such Interest Payment Date the Market Value of the Common Stock as of the close of business on the Business Day immediately preceding such Interest Payment Date. All interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 1.0% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.
     (2) Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest at the office or agency maintained by the Company for such purpose under the Indenture, in money (except as provided in paragraph 1 above) of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

     (3) Paying Agent and Registrar. Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.
     (4) Indenture. The Company issued the Notes under an Indenture, dated as of [___], 2006 (the “Indenture”), by and among the Company, the Guarantor, and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 6% Senior Notes due 2031. Except as provided in paragraph 1 above, the Notes are limited in aggregate principal amount to $500,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa–77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.
     (5) Optional Redemption. The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, as set forth below.
          On or after the date hereof, the Notes will be subject to redemption at 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the applicable Redemption Date.
          Notwithstanding the foregoing, if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to the Redemption Date.
     (6) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Notes in denominations larger than $1,000 may be redeemed in part.
          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.
     (7) Mandatory Redemption. Section 10.8 of the Indenture provides that, upon the occurrence of a Change in Ownership or a Fundamental Change, and subject to further limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

     (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.
     (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.
     (10) Unclaimed Property. If money or additional Notes or Common Stock for the payment of principal or interest remains unclaimed for two years, the Trustee and/or the Paying Agent will pay the money or deliver the additional Notes and Common Stock back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money or additional Notes or Common Stock shall cease.
     (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).
     (12) Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein.
     (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, sell, convey, transfer or otherwise dispose of all or substantially all of its property or assets. Such limitations are subject to a number of important qualifications and exceptions.
     (14) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     (15) Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then Outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) in accordance with the provisions of the Indenture if it determines that withholding notice is in their interest.
     (16) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
     (17) No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantor shall have any liability for any obligation of the Company or the Guarantor under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (18) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
     (19) Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law.
     (20) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (21) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     (22) Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
     (23) Guarantee. The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Notes when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes.
     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attn: Treasurer.

ASSIGNMENT FORM
     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                                             , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed: (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

(OPTION OF HOLDER TO ELECT REDEMPTION)
     If you want to elect to have this Note purchased by the Company pursuant to Section 10.8 of the Indenture, check the box below:
☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.8 of the Indenture, state the amount you elect to have purchased:
$

Dated:

	NOTICE:	The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

EXHIBIT B
[FORM OF NOTE]
[INSERT GLOBAL NOTE LEGEND AS SPECIFIED IN SECTION ____
IF APPLICABLE]
CUSIP No.: [                    ]
UAL CORPORATION
8% SENIOR NOTE DUE [FIFTEENTH ANNIVERSARY OF TRIGGER DATE]

No. [ ]	$[ ]
     UAL CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to [___] or registered assigns, the principal sum of [___] Dollars, on [___], [fifteenth anniversary of Trigger Date].
     Interest Payment Dates: [June 30] and [December 31], beginning on ___.
     Record Dates: [June 15] and [December 15].
     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

UAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication
     This is one of the 8% Contingent Senior Notes referred to in the within-mentioned Indenture.

[ ], as Trustee
Dated: [ ]	By:
Authorized Signatory

(REVERSE OF SECURITY)
8% CONTINGENT SENIOR NOTE
     (1) Interest. UAL Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note as follows: Interest will accrue on this Note at a rate of 8% per annum from the most recent date on which interest has been paid or, if no interest has been paid, from [Trigger Date] and shall be payable in cash semi-annually in arrears on each Interest Payment Date, commencing on the first Interest Payment Date following the Issuance Date of such Note. All Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 1.0% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.
     (2) Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest at the office or agency maintained by the Company for such purpose under the Indenture, in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.
     (3) Paying Agent and Registrar. Initially, [___], a[n] [___] trust company (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.
     (4) Indenture. The Company issued the Notes under an Indenture, dated as of [___], 2006 (the “Indenture”), by and among the Company, the Guarantor and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 8% Contingent Senior Notes. The Notes are limited in aggregate principal amount to $500,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa—77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

     (5) Optional Redemption.
          The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, as set forth below:
          On or after the Issuance Date, the Notes will be subject to redemption at 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the applicable Redemption Date.
          Notwithstanding the foregoing, if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to the Redemption Date.
     (6) Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Notes in denominations larger than $1,000 may be redeemed in part.
          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.
     (7) Mandatory Redemption. Section 10.8 of the Indenture provides that, upon the occurrence of a Change in Ownership or a Fundamental Change, and subject to further limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.
     (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.
     (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.
     (10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).
     (12) Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein.
     (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its property or assets. Such limitations are subject to a number of important qualifications and exceptions.
     (14) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.
     (15) Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then Outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) in accordance with the provisions of the Indenture if it determines that withholding notice is in their interest.
     (16) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (17) No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantor shall have any liability for any obligation of the Company under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (18) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
     (19) Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law.
     (20) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (21) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
     (22) Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
     (23) Guarantee. The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Notes when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes.
          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attn: Treasurer.

ASSIGNMENT FORM
     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                                             , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed: (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

(OPTION OF HOLDER TO ELECT REDEMPTION)
     If you want to elect to have this Note purchased by the Company pursuant to Section 10.8 of the Indenture, check the box below:
☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.8 of the Indenture, state the amount you elect to have purchased:
$

Dated:

	NOTICE:	The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

EXHIBIT C
[FORM OF NOTATION OF GUARANTEE]
For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture (the “Indenture”) among UAL Corporation (the “Company”), the Guarantor and                                         , as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

[NAME OF GUARANTOR]
By:
Name:
Title:

C-1